                                                                  EXHIBIT (a)(2)

                             LETTER OF TRANSMITTAL
TO TENDER CERTAIN OPTIONS TO PURCHASE SHARES OF COMMON STOCK HAVING AN EXERCISE
 PRICE PER SHARE OF $45.00 OR MORE FOR NEW OPTIONS PURSUANT TO THE AMENDED AND
                           RESTATED OFFER TO EXCHANGE
                               DATED MAY 24, 2001

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., PACIFIC TIME, ON THURSDAY,
                  JUNE 21, 2001, UNLESS THE OFFER IS EXTENDED.

To: Broadcom Corporation
    Attn: Shareholder Services Department
    16215 Alton Parkway
    Irvine, California 92618-3616
    (telephone: (949) 585-6400)
    (facsimile: (949) 450-1484)

              DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS
          OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE
                   TO A NUMBER OTHER THAN AS SET FORTH ABOVE
  WILL NOT CONSTITUTE A VALID DELIVERY UNLESS (I) YOU HAVE BEEN INFORMED BY US
      THAT YOU MAY DELIVER THIS LETTER TO A DESIGNATED AUTHORIZED COMPANY REPRESENTATIVE AND (II) YOU DELIVER THIS LETTER TO SUCH REPRESENTATIVE.

     Pursuant to the terms and subject to the conditions of the Offer to Exchange dated May 24, 2001, and this Letter of Transmittal, I hereby tender the following options to purchase shares of common stock, par value $0.0001 per share ("Eligible Options"), of Broadcom Corporation with an exercise price per share of $45.00 or more which are outstanding under the following stock option plans or arrangements (the "Eligible Plans"):

          (i) the Broadcom Corporation 1998 Stock Incentive Plan (the "1998 Plan");

          (ii) any of the following stock option plans or commitments the Company has assumed in connection with its acquisition of the plan sponsor: the Allayer Communications 1997 Equity Incentive Plan; the Altima Communications, Inc. 1997 Stock Option Plan; the AltoCom, Inc. 1997 Stock Plan; the BlueSteel Networks, Inc. 1999 Stock Incentive Plan; the Element 14, Inc. Unapproved Share Option Scheme; the Epigram, Inc. 1996 Stock Plan; the Innovent Systems, Inc. 2000 Stock Option/Stock Issuance Plan; the NewPort Communications, Inc. 1998 Stock Option/Stock Issuance Plan; the Pivotal Technologies Corp. 1998 Stock Option Plan; the Puyallup Integrated Circuit Company Amended and Restated 1996 Stock Option Plan; the SiByte, Inc. 1998 Stock Incentive Plan; the SiByte, Inc. 2000 Key Employee Stock Plan; the Silicon Spice Inc. 1996 Stock Option Plan; the Stellar Semiconductor, Inc. 1999 Equity Incentive Plan; or

          (iii) either the ServerWorks Corporation 2000 Long Term Incentive Plan or the ServerWorks Corporation Stock Option Plan 1.1, but only if those options were granted after January 4, 2001 to a new employee hired by ServerWorks Corporation after January 4, 2001;

and all of my other outstanding options, including Eligible Options, under one or more Eligible Plans which were granted to me after November 23, 2000, regardless of exercise price (the "Required Options").

     NOTE ONE: To validly tender such options you must complete the table on page 4 of this Letter of Transmittal according to instructions 2 and 3 on page 5 of this Letter of Transmittal. BY CHOOSING TO TENDER ANY OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE PURSUANT TO THIS LETTER OF TRANSMITTAL, YOU WILL AUTOMATICALLY BE DEEMED TO HAVE TENDERED ALL OF YOUR REQUIRED OPTIONS FOR EXCHANGE AND CANCELLATION.

     NOTE TWO: Required Options also include any options of yours that we assumed in connection with our acquisition of your former employer, if that acquisition occurred after November 23, 2000, regardless of the exercise price of those assumed options or their original date of grant by your former employer.

To Broadcom Corporation:

     Upon the terms and conditions set forth in (1) the Offer to Exchange dated May 24, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and (2) this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Broadcom Corporation, a California corporation (the "Company"), the options to purchase shares ("Option Shares") of common stock, par value $.0001 per share, of the Company (the "Common Stock") specified in the table on page 4 of this Letter (the "Options") in exchange for "New Options." Each of the New Options will be granted to me under the terms of the Company's 1998 Stock Incentive Plan (the "1998 Plan") and will be evidenced by a new stock option agreement between the Company and me.

     In accordance with the specific terms and conditions of the Offer, I hereby tender, in addition to one or more of my Eligible Options, all of my Required Options. I have listed each Option I am tendering on page 4 of this Letter, and I am tendering each such Option in its entirety (to the extent outstanding). I understand that the Company will not accept a tender of only a portion of an outstanding Option. I also understand that I may not tender pursuant to the Offer any shares of Common Stock that I own, including any Common Stock I own as a result of exercising options granted to me, whether or not those shares have vested. I further understand and agree that by choosing to tender one or more of my Eligible Options for exchange pursuant to this Letter, I am hereby automatically deemed to have tendered all of my Required Options for exchange and cancellation. I understand that any option split into an incentive stock option portion and a non-statutory or "non-qualified" stock option portion constitutes a single Option and must be tendered in its entirety if at all.

     I also understand that I will receive, subject to the terms and conditions of the Offer, a New Option for the same number of shares of Common Stock subject to each Eligible Option and Required Option I hereby tender for exchange and cancellation. In addition, I understand that all New Options will be options to purchase shares of the Company's Class A Common Stock, even if the corresponding tendered Options were options to purchase shares of the Company's Class B Common Stock. I further understand that each tendered Option accepted for exchange by the Company pursuant to the Offer will be cancelled on or promptly after the expiration date of the Offer and, upon such acceptance and cancellation, I will have no further right or entitlement to purchase any shares of Common Stock pursuant to the terms of that cancelled Option.

     I acknowledge that (1) the New Options will not be granted until on or after the first trading day that is at least six months and one day after the date the Options tendered hereby are accepted for exchange and cancelled, but no later than January 31, 2002, and (2) each of the New Options will be subject to the terms and conditions set forth in a new stock option agreement between the Company and me that will be forwarded to me after the grant date of the New Options. I also acknowledge that I must remain an employee of the Company or one of its subsidiaries from the date I tender the Options through the date the New Options are granted in order to receive those New Options. I FURTHER ACKNOWLEDGE THAT, IF I DO NOT REMAIN SUCH AN EMPLOYEE, I WILL NOT RECEIVE ANY OF THE NEW OPTIONS OR ANY OTHER CONSIDERATION FOR ANY OF MY TENDERED OPTIONS THAT ARE ACCEPTED FOR EXCHANGE PURSUANT TO THE OFFER. IN ADDITION, I UNDERSTAND THAT THIS OFFER DOES NOT CHANGE THE "AT-WILL" NATURE OF MY EMPLOYMENT WITH YOU OR ONE OF YOUR SUBSIDIARIES, AND MY EMPLOYMENT MAY BE TERMINATED BY YOU OR BY ME AT ANY TIME, INCLUDING PRIOR TO THE GRANT DATE OR VESTING OF THE NEW OPTIONS OR SUPPLEMENTAL OPTIONS, FOR ANY REASON, WITH OR WITHOUT CAUSE.

     Subject to, and effective upon, the Company's acceptance for exchange of the Options tendered herewith in accordance with the terms and conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to the Company all right, title and interest in and to all of the Options that I hereby tender, and I hereby agree that I shall have no further right or entitlement to purchase any shares of Common Stock under the tendered Options that are accepted by the Company for cancellation or to have any other rights or entitlements under those cancelled options. I also understand and agree that any special vesting acceleration or other features which may form part of my tendered Eligible Options or Required Options will not be included in the New Options to be granted me and that by tendering my Eligible Options and Required Options for New Options, I hereby agree to the elimination of those special features.

     I acknowledge that the Company has advised me to consult with my own legal, tax and investment advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter is an amendment to the option agreement or agreements to which the Eligible Options and Required Options I am tendering hereby are subject.

     I also understand and agree that if any of my tendered Options have a conversion ratio or other adjustment mechanism pursuant to which the number of shares subject to those Options would be increased or would vest if certain milestones were attained, those features will be preserved in the New Options granted to me in exchange for those earn-out Options, but that the New Options will not be granted until on or promptly after the first trading day that is at least six months and one day after the date tendered Options are accepted for exchange and cancelled. As a result, any adjustments that would otherwise be made to my tendered earn-out Options upon the attainment of the applicable milestones during the period between the date my earn-out Options are accepted for exchange and cancelled and the date my New Options are granted will not be effected until the New Options are granted. I further understand that should my employment terminate before the new options are granted, I will forfeit all earn-out adjustments even if the applicable performance milestones are achieved prior to the grant date.

     I hereby represent and warrant that I have full power and authority to tender the Eligible Options and Required Options tendered hereby and that, when and to the extent accepted for exchange by the Company, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

     By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 4 of the Offer to Exchange and in the instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

     I am the registered holder of the Options tendered hereby, and my name, social security number or other identification number and other information appearing below are true and correct. In the appropriate boxes of the table, I have listed for each Option the grant date, the exercise price and the number of Option Shares for which the Option remains outstanding (i.e. unexercised), and the name of the Eligible Plan under which each tendered Option was granted. IF I AM MARRIED, MY SPOUSE HAS SIGNED WHERE INDICATED BELOW ON PAGE 4.

     Subject to the terms and conditions of the Offer, I understand that I may tender all, some or none of my Eligible Options outstanding under the Eligible Plans and that I am not required to tender any of such options in the Offer, except that if I choose to tender any of my Eligible Options, I must tender all my Required Options. I also understand that all such Options properly tendered prior to the "Expiration Date" (as defined in the following sentence) and not properly withdrawn will be exchanged for the New Options upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 7 of the Offer to Exchange. The term "Expiration Date" means 5:00 p.m., Pacific Time, on June 21, 2001, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "Expiration Date" refers to the latest time and date at which the Offer, as so extended, expires.

     I recognize that, under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Options tendered for exchange. In any such event, I understand that the Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

     THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

     All capitalized terms used in this Letter but not defined shall have the meaning ascribed to them in the Offer to Exchange.

     I have read, understand and agree to all of the terms and conditions of the Offer, and I hereby tender the following Eligible Options and Required Options:

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                                              TOTAL NUMBER OF                             OPTION PLAN UNDER
    GRANT DATE OF        EXERCISE PRICE        OPTION SHARES      OPTION IDENTIFICATION   WHICH OPTION WAS
      OPTION(1)             OF OPTION       SUBJECT TO OPTION(2)  NUMBER (IF AVAILABLE)      GRANTED(3)
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

(1) List each tendered Option on a separate line even if more than one such Option was granted on the same date.

(2) Provide the total number of Option Shares for which the Option remains outstanding (i.e. for which the Option has not been exercised) in this column. All such Option Shares for each grant you specify herein must be tendered.

(3) Identify under which Eligible Plan the Option was granted.

     BY CHOOSING TO TENDER ONE OR MORE OF MY ELIGIBLE OPTIONS FOR EXCHANGE PURSUANT TO THIS LETTER OF TRANSMITTAL, I UNDERSTAND AND AGREE THAT I WILL AUTOMATICALLY BE DEEMED TO HAVE TENDERED ALL OF MY REQUIRED OPTIONS, REGARDLESS OF EXERCISE PRICE, FOR EXCHANGE AND CANCELLATION.

                            HOLDER PLEASE SIGN HERE
                           (SEE INSTRUCTIONS 1 AND 4)

     You must provide the information requested below and you and your spouse, if any, must sign below where indicated. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.
--------------------------------------------------------------------------------

                               SIGNATURE OF OWNER


------------------------------------------------    ------------------------------------------------
(SIGNATURE OF HOLDER OR AUTHORIZED SIGNATORY)       (SIGNATURE OF HOLDER'S SPOUSE, IF ANY)
------------------------------------------------    ------------------------------------------------
(HOLDER'S NAME, PLEASE PRINT IN FULL)               (CAPACITY OF AUTHORIZED SIGNATORY, IF
                                                    APPLICABLE)
Date: __________ , 2001
Address:
                                                    Office
                                                    Telephone: (     )               -
                                                    E-mail:                            @broadcom.com
Tax ID/Social Security No./Other Identification No.:

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                                        4

                                  INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter (pages 1-6) (or a facsimile thereof), and any other documents required by this Letter, must be received by the Company at its address or at its facsimile number set forth on the front cover of this Letter or by your designated authorized company representative, if applicable, on or before the Expiration Date.

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR ELECTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. THE COMPANY WILL NOT ACCEPT DELIVERY BY E-MAIL.

     Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered Options at any time until the extended expiration of the Offer. In addition, unless the Company accepts your tendered Options before 12:00 midnight, Eastern Time, on July 20, 2001, you may withdraw your tendered Options at any time thereafter until they are accepted for exchange. To withdraw your tendered Options you must deliver a written notice of withdrawal, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded, and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above. No Required Options may be withdrawn unless all Eligible Options are withdrawn.

     The Company will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2. Inadequate Space. If the space provided herein is inadequate, the information requested by the table on page 4 of this Letter regarding the Options to be tendered should be provided on a separate schedule attached hereto.

     3. Tenders. If you intend to tender any Options pursuant to the Offer, you must complete the table on page 4 of this Letter by providing the following information for each Option that you intend to tender: grant date, exercise price, total number of Option Shares which remain subject to the Option (which must be all unexercised Option Shares subject to the Option), option identification number (if available) and the name of the Eligible Plan under which the grant was made. You may tender all, some or none of your Eligible Options, however you may not tender less than the entire outstanding portion of a particular Option. In addition, if you tender any Options, you must tender all of your Required Options. Accordingly, if you choose to tender one or more of your Eligible Options, you will automatically be deemed thereby to have tendered all of your Required Options for exchange and cancellation, whether or not you include those Required Options in the table on page 4 of this Letter. This does not change your responsibility to properly complete this Letter. Please note that your Required Options include any options of yours that we assumed in connection with our acquisition of your former employer, if that acquisition occurred after November 23, 2000, regardless of the exercise price of those assumed options or their original date of grant by your former employer. In addition, if your options were granted by a company that we have acquired, you should list in the table on page 4 hereof the number of shares of Broadcom common stock subject to your tendered Options resulting from application of the exchange ratio applicable to the acquisition, and not the number of shares of stock of the acquired company for which the option was originally granted.

     If any one of your Options consists of one portion classified as an incentive stock option and the other portion classified as a non-statutory or "non-qualified" stock option, the incentive stock option portion and the non-statutory stock option portion together constitute one Option and, to the extent it remains outstanding, the entire Option must be tendered if you want to tender either portion.

     4. Signatures on This Letter of Transmittal. The Holder of the Options (except as provided in the next paragraph) must sign this letter. IN ADDITION, THE HOLDER'S SPOUSE, IF ANY, MUST ALSO SIGN THIS LETTER.

     If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

     5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter, may be directed to the Company's Shareholder Services Department at the address and telephone number given on the front cover of this Letter. Copies will be furnished promptly at the Company's expense.

     6. Irregularities. The Company will determine, in its discretion, all questions as to form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any tender of options, and all questions as to the number of shares subject to Eligible Options or Required Options or to be subject to the New Options. Our determination of these matters will be final and binding on all parties. The Company reserves the right to reject any or all tenders of Options the Company determines do not comply with the conditions of the Offer, not to be in proper form or the acceptance of which to be unlawful. The Company also reserves the right to waive any of the conditions of the Offer or any defect or irregularity in the tender with respect to any particular Options or any particular option holder, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured by the tendering option holder or waived by us. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice. IF THE TABLE ON PAGE 4 OF THIS LETTER INCLUDES OPTIONS THAT ARE NOT ELIGIBLE FOR (OR REQUIRED BY) THIS OFFER, WE WILL NOT ACCEPT THOSE OPTIONS FOR EXCHANGE, BUT WE DO INTEND TO ACCEPT ANY PROPERLY TENDERED ELIGIBLE OPTIONS AND REQUIRED OPTIONS SET FORTH IN THAT TABLE.

     IMPORTANT: THIS LETTER (OR A FACSIMILE COPY HEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, PRIOR TO THE EXPIRATION DATE.

     7. Important Tax Information. You should refer to Section 15 of the Offer to Exchange, which contains important U.S. federal tax information. Special considerations apply to employees located outside the United States. In some countries, the application of local taxation rules may have important consequences to those employees. You are strongly encouraged to consult with your own tax advisors as to the consequences of your participation in the Offer.

     8. Copies. You should make a copy of this Letter, after you have completed and signed it, for your records.

                                        6